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                                                                    EXHIBIT 99.6

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE
(YOU) TO GIVE THE PAYER.--Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

------------------------------------------------------------
                                          GIVE THE NAME AND
                                           SOCIAL SECURITY
       FOR THIS TYPE OF ACCOUNT:             NUMBER OF--
------------------------------------------------------------
 1.  Individual                          The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, the
                                         first individual on
                                         the account(l)
 3.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 4.  a. The usual revocable savings      The grantor-
        trust account (grantor is also   trustee(l)
        trustee)
     b. So-called trust account that is  The actual owner(l)
        not a legal or valid trust
        under state law
 5.  Sole proprietorship                 The owner(3)
------------------------------------------------------------
 6.  Sole proprietorship                 The owner(3)
 7.  A valid trust, estate, or pension   The legal entity(4)
     trust
 8.  Corporate                           The corporation
 9.  Association, club, religious,       The organization
     charitable, educational, or other
     tax-exempt organization
10.  Partnership                         The partnership
11.  A broker or registered nominee      The broker or
                                         nominee
12.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a State or
     local or government, school
     district, or prison) that receives
     agricultural program payments
------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. if only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                  NUMBER ON SUBSTITUTE FORM W-9 -- (CONTINUED)

OBTAINING A NUMBER
If you don't have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from withholding include:
  - An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).
  - The United Sates or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.
  - An international organization or any agency or instrumentality thereof.
  - A foreign government or any political subdivision, agency or instrumentality thereof.
Payees that may be exempt from backup withholding include:
  - A corporation.
  - A financial institution.
  - A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.
  - A real estate investment trust.
  - A common trust fund operated by a bank under Section 584(a).
  - An entity registered at all times during the tax year under the Investment Company Act of 1940.
  - A middleman known in the investment community as a nominee or custodian.
  - A futures commission merchant registered with the Commodity Futures Trading Commission.
  - A foreign central bank of issue.
  - A trust exempt from tax under Section 664 or described in Section 4947. Payments of dividends and patronage dividends generally exempt from backup withholding include:
  - Payments to nonresident aliens subject to withholding under Section 1441.
  - Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
  - Payments of patronage dividends not paid in money.
  - Payments made by certain foreign organizations.
  - Section 404(k) payments made by an ESOP.
Payments of interest generally exempt from backup withholding include:
  - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
  - Payments described in Section 6049(b)(5) to nonresident aliens.
  - Payments on tax-free covenant bonds under Section 1451.
  - Payments made by certain foreign organizations.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 605ON and the regulations thereunder.

EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. Furnish your taxpayer identification number, write "Exempt" in Part II, sign and date the form and return it to the payer.

PRIVACY ACT NOTICE.--Section 6109 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE

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